Exhibit 21.1

                      Subsidiaries of COMFORCE Corporation

         The following is a complete list of all of the subsidiaries of COMFORCE Corporation with jurisdiction of incorporation indicated thereby.

         1.       COMFORCE Operating, Inc. (Delaware)
         2.       COMFORCE Technical Services, Inc. (Delaware)
         3.       COMFORCE Information Technologies, Inc. (Delaware)
         4.       COMFORCE Telecom, Inc. (Delaware)
         5.       Project Staffing Support Team, Inc. (Arizona)
         6.       RHO Acquisition Company (Delaware)
         7.       RHO Company Incorporated (Washington)
         8.       COMFORCE IT Acquisition Corp., Inc. (Delaware)
         9.       Force Five, Inc. (Texas)
         10.      SUMTEC Corporation (Delaware)
         11.      Uniforce Services, Inc. (New York)
         12.      PrO Unlimited, Inc. (New York)
         13.      E.O. Operations Corp. (New York)
         14.      E.O. Servicing Co., Inc. (New York)
         15.      Uniforce Staffing Services, Inc. (New York)
         16.      PrO N.E., Inc. (New York)
         17.      USSI-NE Corp. (New York)
         18.      Uniforce Information Services, Inc. (New York)
         19.      Uniforce Payrolling Services, Inc. (New York)
         20.      USI Inc. of California (California)
         21.      UTS Corp. of Minnesota (Minnesota)
         22.      UTS of Delaware, Inc. (Delaware)
         23.      LabForce of America, Inc. (New York)
         24.      Uniforce MIS Services of Georgia, Inc. (Georgia)
         25.      Uniforce Medical Office Support, Inc. (New York)
         26.      Uniforce Information Services of Texas, Inc. (New York)
         27.      Temporary Help Industry Servicing Co., Inc. (New York)
         28.      Montare International, Inc. (Texas)
         29.      Brannon & Tully, Inc. (Georgia)
         30.      Staffing Industry Funding & Support, Inc. (New York)
         31.      Professional Staffing Funding & Support, Inc. (New York)
         32.      Brentwood Service Group, Inc. (New York)
         33.      Tempfunds International, Inc. (New York)
         34.      Computer Consultants Funding & Support, Inc. (New York)
         35.      Thisco of Canada, Inc. (New York)
         36.      Camelot Consulting Group, Inc. (New Jersey)
         37.      Camelot Communications Group, Inc. (New Jersey)
         38.      Camelot Control Group, Inc. (New Jersey)
         39.      Camelot Group, Inc. (New Jersey)
         40.      RHO Services, Inc. (Washington)
         41.      PrO Services, Inc. (Delaware)
         42.      PrO Unlimited Services, Inc. (Delaware)
         43.      COMFORCE Technical Administrative Services, Inc. (New York)


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